Exhibit 99.1

Press Release

For immediate release

Company contact: Jennifer Martin, Vice President-Investor Relations, 303-312-8155

Bill Barrett Corporation Announces Upcoming Investor Events

DENVER – March 17, 2015 – Bill Barrett Corporation (NYSE: BBG) announced today that management plans to participate in the 43rd Annual Scotia Howard Weil Energy Conference. Chief Executive Officer and President Scot Woodall will present at the 43rd Annual Howard Weil Energy Conference on March 23, 2015 at 4:10 p.m. Central time. The presentation for this event will be posted at 5:00 p.m. Mountain time on Friday, March 20, 2015. The event is not webcast.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.